Exhibit 99.1

QUARTER ENDED SEPTEMBER 30, 2014 Third Quarter Overview As of December 9, 2014 SUMMARY Increase in estimated share valuation Acquisition of Lakewood Flats completed October 10, 2014 Third quarter hotel operations impacted by weather Babcock Self Storage under contract for sale The Courtyard by Marriott in Kauai, Hawaii Increase in Estimated Share Valuation We are pleased to report that, on November 21, 2014, the board of directors established a new estimated per-share valuation (ESV) of $9.72, an increase of $0.13 compared with the previous adjusted ESV of $9.59. The previous adjusted ESV of $9.59 reflected the $0.50 per share special cash distribution paid to shareholders in September 2014, which reduced the $10.09 ESV established in August 2013, in accordance with the Company’s valuation policy. Notwithstanding the $0.50 per share special cash distribution paid in September, the new ESV would have been $10.22, compared with the $10.09 ESV established in August 2013. The property investments that most contributed to the increase in ESV were the Courtyard Kauai hotel in Hawaii and multifamily investments in Tennessee and Florida. Also contributing to the improved ESV was the May 2014 sale of the 1875 Lawrence office building in Denver for a price greater than its 2013 valuation. These positive contributions were partially offset by a non-cash mark-to-market adjustment of our outstanding mortgage debt and a decline in the valuation of the Company’s student housing investment in Ohio. The table at right illustrates the year-over-year growth in total value compared with the August 2013 ESV. 1 Based on a share purchased at $10.00 on April 1, 2008 To date, the Company has distributed $1.00 per share in special cash distributions to shareholders. In the future, as we continue to sell assets and distribute proceeds to shareholders, the ESV will be reduced accordingly. Shareholders should not be surprised by this. This is to be expected in this type of direct investment program. Positive Outlook We are pleased with the performance of the Company’s investment portfolio. Our overall outlook remains positive. We have a strong balance sheet that gives us significant flexibility in executing our value-creation strategy. We continue our prudent approach to running the business, and it’s paying off in terms of improving operating performance, value appreciation and returns to shareholders. 1 November August 20142013 Share Price $9.72 $10.09 Cumulative Regular Distributions1 1.77 1.77 Special Cash Distribution (2012) 0.50 0.50 Special Cash Distribution (2014) 0.50 – Total Value $12.49 $12.36 II

QUARTER ENDED SEPTEMBER 30, 2014 Acquisition of Lakewood Flats The Company now owns five multifamily communities following the October 10 acquisition of Lakewood Flats, a fully stabilized, 435-unit luxury apartment complex in Dallas, Texas. A highly amenitized community, Lakewood Flats was constructed in 2013 and is 94% leased. We are already taking steps to improve its operations and enhance cash flow. Lakewood Flats in Dallas, Texas Contract to Sell Babcock Self Storage Babcock Self Storage in San Antonio, Texas is under contract for sale. We expect to close the transaction in early-2015. Improved Financial Performance The Company’s operations improved again in the third quarter and for the first nine months of 2014, although inclement weather adversely impacted operations at the Company’s hotel investment in Hawaii. The hotel’s fourth quarter operations will likely be affected as well. Year-over-year Change Year-over-year Change Conclusion We will continue to focus on maintaining a solid balance sheet, which gives us the necessary flexibility to execute our strategy. We will also maintain our focus on stabilizing our existing portfolio of assets, while evaluating selective asset sales. 2 (Amounts shown are in Thousands) Three Months Ended Nine Months Ended Operating Metrics September 30September 30 Same Store Rental Revenue $271 $650 Same Store Property Expenses $193 $262 Hotel Rental Revenue $(170) $1,319 Hotel Operating Expenses $20 $541 PORTFOLIO SUMMARY As of September 30, 2014 Twelve portfolio investments consisting of: 6 multifamily/student housing 3 office 1 hospitality 1 self-storage 1 mezzanine loan for a multifamily development 22 Exchange in Akron, Ohio 12 portfolio investments overall II

II

QUARTER ENDED SEPTEMBER 30, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended Sept 30, 2014*	*3 mos. ended Sept. 30, 2013*	*9 mos. ended Sept 30, 2014*	*9 mos. ended Sept 30, 2013*
FFO	$ 397	$ (962)	$ 1,612	$ (1,831)
FFO per share	$ 0.02	$ (0.04)	$ 0.06	$ (0.07)
Distributions declared	$ 13,000	$ –	$ 13,000	$ –
Distributions per share	$ 0.50	$ –	$ 0.50	$ –
(in thousands)	*As of Sept 30, 2014*	*As of Dec. 31, 2013*		
Total assets	$ 384,257	$ 414,375		
Total liabilities	$ 202,818	$ 221,586		

Reconciliation of FFO to Net Income

(in thousands, except per share data)	*3 mos. ended Sept 30, 2014*	*3 mos. ended Sept 30, 2013*	*9 mos. ended Sept 30, 2014*	*9 mos. ended Sept 30, 2013*
Net income (loss) attributable to the Company	$ (2,490)	$ 10,840	$ 3,810	$ 12,522
Adjustments for[1]:				
Real estate depreciation and amortization[2]	2,896	3,585	9,256	11,603
Gain on sale of real estate[3]	(9)	(15,387)	(11,454)	(25,956)
FFO[4]	$ 397	$ (962)	$ 1,612	$ (1,831)
GAAP weighted average shares: Basic and diluted	25,935	26,032	25,980	26,041
FFO per share	$ 0.02	$ (0.04)	$ 0.06	$ (0.07)
Net income per share	$ (0.10)	$ 0.42	$ 0.15	$ 0.48

[1] Reflects continuing operations, as well as discontinued operations. There were no discontinued operations for the three or nine months ended September 30, 2014.
[2] Includes our consolidated amount and the noncontrolling interest adjustment for the third-party partners' share.
[3] For the nine months ended September 30, 2014, includes the gain on the sale of real estate related to the 1875 Lawrence office building. For the three and nine months ended September 30, 2013, includes our proportionate share of the gain on the sale of real estate related to the remaining three buildings at Interchange Business Center and the Original Florida MOB Portfolio.
[4] FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO per share to net income can be found in our third quarter Form 10-Q on file with the SEC.

FOURTH QUARTER UPDATE CALL

FRIDAY
MAR.
27

We hope you will join us for the fourth quarter update call on March 27, 2015 at 1:00 p.m. Central Time. We will send further details about this call in your next quarterly statement.



Lakes of Margate in Margate, Florida

3

15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT II, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 12/14 © 2014 Behringer 4 2749-1 OP2 Q3 Report 2014 II